Exhibit 99.1

March 12, 2019

Euronet Worldwide Announces Proposed Private Offering of $500 Million of Convertible Senior Notes

LEAWOOD, Kan., Mar. 12, 2019 (GLOBE NEWSWIRE) - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (Nasdaq: EEFT), a leading electronic payments provider, today announced that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of convertible senior notes due 2049 (the “Notes”) in a private offering. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Euronet also plans to grant to the initial purchasers a 13-day option to purchase up to an additional $25 million aggregate principal amount of the Notes. Wells Fargo Securities and BofA Merrill Lynch are acting as initial purchasers in the offering.

Euronet may use a portion of the net proceeds from the offering of the Notes to repay existing indebtedness. Euronet may also use a portion of the net proceeds from the offering to fund the repurchase of up to $100.0 million of its common stock prior to or concurrently with the pricing of the offering in privately negotiated transactions effected through the initial purchasers or their affiliates. Euronet intends to apply the remainder of the net proceeds, including from the potential exercise of the initial purchasers’ option to purchase additional Notes, if any, for general corporate purposes, which may include redeeming Euronet’s outstanding 1.50% Convertible Senior Notes due 2044 (the “existing convertible notes”), repaying borrowings outstanding under the Company’s unsecured revolving credit facility, share repurchases or acquisitions. Promptly after the closing date of this offering, Euronet intends to redeem the existing convertible notes in whole. With respect to repurchases of its common stock effected prior to the pricing of the offering, Euronet expects the purchase price per share to equal the prevailing market price of its common stock at the time of such purchase. With respect to repurchases of its common stock effected concurrently with the pricing of the offering, Euronet expects the purchase price per share of the common stock repurchased in such transactions to equal the closing price per share of Euronet common stock on the date of the pricing of the offering. These repurchases of Euronet common stock could increase, or prevent a decrease in, the market price of Euronet common stock or the Notes. Following the offering, Euronet may repurchase additional shares of its common stock pursuant to its stock repurchase program. In addition, the Company may also exchange for cash and/or shares of Euronet’s common stock or repurchase the existing convertible notes following completion of this offering and holders of existing convertible notes may convert their notes after the existing convertible notes are called for redemption. Any such exchange, repurchase or conversion of the existing convertible notes could affect the market price of Euronet’s common stock and the value of the Notes.

To the extent Euronet uses a portion of the net proceeds of the offering to repurchase the existing convertible notes in privately negotiated transactions, such repurchases could affect the market price of Euronet’s common stock. In connection with such repurchases, the holders of the existing convertible notes that sell their existing convertible notes to the Company may enter into or unwind various derivatives with respect to Euronet’s common stock (including entering into derivatives with the initial purchasers or affiliates thereof) and/or purchase or sell shares of Euronet’s common stock in the market to hedge their exposure in connection with these transactions. This activity could increase (or reduce the size of any decrease in) the market price of Euronet’s common stock or the Notes at that time. In addition, the Company expects that many purchasers of the Notes offered hereby would also employ a convertible arbitrage strategy with respect to the Notes and would establish a short position with respect to Euronet’s common stock by short selling Euronet’s common stock or by entering into “short” derivative positions with respect to Euronet’s common stock (including entering into derivatives with the initial purchasers or affiliates thereof), in each case, in connection with the sale of the Notes offered hereby. This activity could decrease (or reduce the size of any increase in) the market price of the Euronet’s common stock or the Notes at that time. Euronet cannot predict the magnitude of the above market activity or the overall effect it will have on the price of the Notes or its common stock.

The Notes will mature on March 15, 2049, unless earlier repurchased, redeemed or converted. The Notes will be convertible only upon the occurrence of certain events and during certain periods. Upon any conversion, Euronet's conversion obligation will be settled in cash, shares of Euronet common stock or a combination of cash and shares of Euronet's common stock, at Euronet's election. The Notes will be subject to redemption for cash at Euronet's option on and after September 20, 2022, subject to certain conditions. In addition, holders will be able to cause Euronet to repurchase the Notes for cash on March 15 of 2025, 2029, 2034, 2039 and 2044, and upon the occurrence of certain events. The interest rate on, the initial conversion rate of, and other terms of the Notes will be determined by negotiations between Euronet and the initial purchasers of the Notes. Beginning on March 15, 2025, holders will receive contingent interest for certain periods if the trading price of the Notes exceeds a certain threshold. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will be unsecured obligations of Euronet, effectively junior in right of repayment to any of Euronet’s secured indebtedness and any secured renewal, refinancing or replacement thereof to the extent of the assets securing such indebtedness.

The Notes and the shares of Euronet common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Euronet Worldwide, Inc.
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 40,354 ATMs, approximately 293,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 53 countries; card software solutions; a prepaid processing network of approximately 719,000 POS terminals at approximately 334,000 retailer locations in 45 countries; and a global money transfer network of approximately 369,000 locations serving 150 countries. With corporate headquarters in Leawood, Kansas, USA, and 65 worldwide offices, Euronet serves clients in approximately 165 countries.
Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the Brexit vote and economic conditions in specific countries or regions; the effects of demonetization in India; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems or those of our customers or vendors; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; Visa's announced rule change to allow our ATMs to provide dynamic currency conversion beginning mid-April 2019; impacts of new DCC disclosures in Europe; impacts of shares issuable under the Company's convertible bonds; application of or changes to compliance regulations; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including tax, immigration and data privacy laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. In addition, the forward-looking statements contained in this press release concerning Euronet's proposed offering are subject to uncertainties and changes in circumstances, including whether Euronet will offer the notes or consummate the offering, the anticipated terms of the notes and the use of net proceeds from the offering, and whether Euronet will consummate the share repurchases or exchanges or repurchases of the existing convertible notes. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

CONTACT:     Euronet Worldwide, Inc.
Stephanie Taylor
+1-913-327-4200
Source: Euronet Worldwide, Inc.